SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 14, 2003

INVITROGEN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-25317	33-0373077

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1600 Faraday Avenue, Carlsbad, CA	92008

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 603-7200

Not Applicable

(Former name or former address, if changed since last report)

Item 5. OTHER EVENTS

On August 14, 2003, Invitrogen Corporation (the “Company”) issued a press release regarding the closing of its offering of an additional $25 million aggregate principal amount of 2% Convertible Senior Notes due 2023 pursuant to a 13 day over-allotment option, which has now expired, to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. Attached as Exhibit 99.1 is the press release of the Company regarding the additional closing of the offering of the Convertible Senior Notes. Exhibit 99.1 is incorporated by reference under this Item 5.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (c)  Exhibits.

Exhibit	Description

99.1	Invitrogen Corporation press release dated August 14, 2003 regarding the additional closing of the offering of convertible senior notes.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Invitrogen Corporation

Date: August 18, 2003	By:	/s/ John A. Cottingham

John A. Cottingham Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit	Description

99.1	Invitrogen Corporation press release dated August 14, 2003 regarding the additional closing of the offering of convertible senior notes.